Exhibit 1

                           BP p.l.c. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                         Six months ended
                                                            June 30, 2001
                                                     ($ million, except ratios)
                                                            (Unaudited)

Profit before taxation                                           9,775

Group's share of income in excess of dividends
  of joint ventures and associated undertakings                   (169)

Captalized interest                                                (55)

                                                                -------
Profit as adjusted                                               9,551
                                                                -------

Fixed charges:

   Interest net of interest expense of joint ventures and
     associated undertakings and unwinding of discount             675
   Rental expense representative of interest                       253
   Capitalized interest                                             55
                                                                -------
                                                                   983
                                                                -------

Total adjusted earnings available for payment of
  fixed charges                                                 10,534
                                                               =======

Ratio of earnings to fixed charges                                10.7
                                                               =======

Total adjusted earnings available for payment of fixed charges, after taking account of adjustments to profit before taxation to accord with US GAAP (a)
  9,651
                                                               =======

Ratio of earnings to fixed charges with  adjustments               9.8
to accord with US GAAP                                         =======


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(a)  See Note 15 of Notes to Consolidated Financial Statements.